EXHIBIT 99.1

Investor Relations contact: Jeffrey P. Harris Tel: 415-278-7933 investor_relations@gymboree.com Media Relations contact: Jamie Falkowski Tel: 415-278-7942 media_relations@gymboree.com

The Gymboree Corporation Reports Second Quarter 2007 Results

San Francisco, Calif., August 22, 2007 - The Gymboree Corporation (NASDAQ: GYMB) today reported earnings for the second fiscal quarter ended August 4, 2007, of $5.8 million or $0.19 per diluted share. This compares to earnings from continuing operations of $1.2 million or $0.04 per diluted share for the same period of the prior year.

“During the second quarter, we increased gross profit percentages, leveraged operating expenses and significantly improved our profitability,” said Matthew McCauley, Chairman and Chief Executive Officer. “Our ongoing merchandising, customer acquisition, store base expansion and expense management strategies are proving successful. We expect these strategies to continue to provide benefits throughout the remainder of the year and into 2008.”

Net sales from retail operations for the fiscal quarter ended August 4, 2007, totaled $179.9 million, a 20% increase over the $149.6 million in net sales from continuing retail operations for the second fiscal quarter of the prior year. As previously reported, comparable store sales for the second fiscal quarter increased 5% over the same period last year. Total net sales for the second fiscal quarter were $182.4 million, an increase of 20% compared to total net sales of $152.1 million from continuing operations for the second fiscal quarter last year.

Business Outlook

For the third fiscal quarter, the Company expects a low to mid-single digit comparable store sales increase over the same period of the prior year. The Company expects earnings for the third fiscal quarter in the range of $0.84 to $0.87 per diluted share. For the full fiscal year 2007, the Company now expects net income to be in the range of $2.50 to $2.53 per diluted share.

Management Presentations

The live broadcast of the discussion of second quarter 2007 financial results will be available to interested parties at 1:30 p.m. PT (4:30 p.m. ET) on Wednesday, August 22, 2007. To listen to the live broadcast over the internet, please log on to www.gymboree.com, click on “Our Company” at the bottom of the page, go to “Investor and Media Relations” and then “Conference Calls, Webcasts & Presentations.” A replay of the call will be available two hours after the broadcast through midnight ET, Wednesday, August 29, 2007, at 800-642-1687, Passcode 8087449.

Gymboree reports same store sales results on a quarterly basis and provides a business update at the end of each month. The next monthly business updates will be available on Thursday, September 6, 2007, October 11, 2007, and November 8, 2007, respectively. Please listen to our monthly business update by calling the Company’s Investor Relations Hotline at 415-278-7933. Each monthly recording will be available through Wednesday of the following week after initial release.

About The Gymboree Corporation

The Gymboree Corporation’s specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of August 4, 2007, the Company operated a total of 739 retail stores: 585 Gymboree® stores (555 in the United States and 30 in Canada), 70 Gymboree Outlet stores, 83 Janie and Jack® shops and 1 Crazy 8™ store in the United States. The Company also operates online stores at www.gymboree.com, www.janieandjack.com and www.crazy8.com, and offers directed parent-child developmental play programs at 541 franchised and Company-operated centers in the United States and 31 other countries.

Forward-Looking Statements

The foregoing financial information for the second fiscal quarter ended August 4, 2007, is un-audited and subject to quarter-end and year-end adjustment, and could differ materially from the financial information indicated. The foregoing paragraphs contain forward-looking statements relating to anticipated sales growth and future financial performance. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results could differ materially as a result of a number of factors, including customer reactions to new merchandise, service levels and new concepts, success in meeting our delivery targets, the level of our promotional activity, our gross margin achievement, our ability to appropriately manage inventory, general economic conditions, effects of future embargos from countries used to source product, and competitive market conditions. Other factors that may cause actual results to differ materially include those set forth in the reports that we file from time to time with the Securities and Exchange Commission, including our annual report on Form 10-K for the year-ended February 3, 2007. These forward-looking statements reflect The Gymboree Corporation’s expectations as of August 22, 2007. The Gymboree Corporation undertakes no obligation to update the information provided herein.

Gymboree and Janie and Jack are registered trademarks of The Gymboree Corporation. Crazy 8 is a trademark of The Gymboree Corporation.

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EXHIBIT A

THE GYMBOREE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share and operating data)
(Unaudited)

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	August 4,	July 29,	August 4,	July 29,
	2007	2006	2007	2006
Net sales:
Retail	$179,854	$149,643	$386,575	$332,679
Play & Music	2,500	2,481	5,079	5,248
Total net sales	182,354	152,124	391,654	337,927
Cost of goods sold, including buying and occupance expenses	(102,141)	(86,873)	(207,641)	(182,367)
Gross profit	80,213	65,251	184,013	155,560
Selling, general and administrative expenses	(71,737)	(65,434)	(141,930)	(127,268)
Operating income (loss)	8,476	(183)	42,083	28,292
Other income	637	1,748	1,755	2,986
Income from continuing operations, before income taxes	9,113	1,565	43,838	31,278
Income tax expense	(3,311)	(405)	(17,181)	(11,506)
Income from continuing operations, net of tax	5,802	1,160	26,657	19,772
Loss from discontinued operations, net of tax	-	(616)	-	(1,345)
Net income	$5,802	$544	$26,657	$18,427

Basic per share amounts:
Income from continuing operations, net of tax	$0.20	$0.04	$0.90	$0.62
Loss from discontinued operations, net of tax	-	(0.02)	-	(0.04)
Net income	$0.20	$0.02	$0.90	$0.58

Diluted per share amounts:
Income from continuing operations, net of tax	$0.19	$0.04	$0.86	$0.59
Loss from discontinued operations, net of tax	-	(0.02)	-	(0.04)
Net income	$0.19	$0.02	$0.86	$0.55

Weighted average shares outstanding:
Basic	29,323	31,570	29,659	32,031
Diluted	30,452	33,041	30,846	33,380

Operating Data:
Stores Open at the Beginning of the Period	720	655	698	642
New Stores	20	12	45	25
Closed Stores	(1)	-	(4)	-
Stores Open at the End of the Period	739	667	739	667

Gross Store Square Footage	1,410,000	1,250,000	1,410,000	1,250,000
Merchandise Inventories per Store	$157,000	$139,000	$157,000	$139,000

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	August 4,	February 3,	July 29,
	2007	2007	2006
Current Assets
Cash and cash equivalents	$34,023	$27,493	$31,581
Marketable securities	-	129,325	85,250
Accounts receivable	17,700	12,988	11,068
Merchandise inventories	115,677	104,293	92,541
Prepaid income taxes	18,412	-	16,056
Prepaid expenses and deferred taxes	23,406	19,621	7,422
Current assets of discontinued operations	-	126	11,726
Total current assets	209,218	293,846	255,644

Property and Equipment, net	177,983	150,251	139,740
Lease Rights, Deferred Taxes and Other Assets	14,104	10,111	5,580

Total Assets	$401,305	$454,208	$400,964

Current Liabilities
Accounts payable	$57,391	$55,872	$43,901
Accrued liabilities	72,385	66,334	69,512
Income tax payable	-	8,002	-
Current liabilities of discontinued operations	-	1,928	3,849
Total current liabilities	129,776	132,136	117,262

Long Term Liabilities
Deferred rent and other liabilities	59,574	46,345	46,475

Stockholders' Equity	211,955	275,727	237,227

Total Liabilities and Stockholders' Equity	$401,305	$454,208	$400,964